UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2345 W. Foothill Blvd., Suite #12

Upland, CA 91786

(Address of principal executive offices, including zip code)

(801) 810-9888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02     Termination of a Material Definitive Agreement.

On September 17, 2012, we, Sustainable Environmental Technologies Corporation, a California corporation (the “Company”, including the terms “we”, “our”, and “us”), filed a report with the Securities and Exchange Commission (“SEC”) on a Form 8-K in regards to the Company’s entry into a materially definitive agreement through our wholly owned subsidiary ProWater, LLC, a Colorado limited liability company (“ProWater”).

ProWater entered into the aforementioned Asset Purchase Agreement on September 17, 2012, and amendment thereto on October 23, 2012 (“APA”), contingent on shareholder approval, the assumption of certain debts by PWCO, LLC, a Colorado limited liability company (“PWCO”), and ProWater’s contribution of the assets of our salt water disposal (“SWD”) well in Cartwright, North Dakota (the “Cartwright Well”), our SWD well in Williston, North Dakota (the “Williston Well”), and our ProWater Centerline SWD Technology (the Cartwright Well, the Williston Well, and the Centerline SWD System shall collectively be referred to herein as the “Projects”) to PWCO in exchange for 35% ownership in PWCO.

By us entering into the APA as part of a series of transactions, collectively referred to as the “Project Finance Transaction”, as fully disclosed in a definitive proxy statement filed with the SEC on November 16, 2012, the Company, along with the other members of PWCO, were leveraging PWCO’s $2,000,000 revolving line of credit, personally guaranteed by Robert Glaser and Keith Morlock, two officers and directors of the Company, including the anticipated project finance investment of $6,000,000 by Cancen Oil Processors, Inc., a corporation formed under the laws of Alberta, Canada (“Cancen Private Co.”) to complete the Projects. Therefore, we would have had the ability to finish the building and development of the Projects without diluting our shareholders, at the same time having a substantial interest in PWCO.

On December 21, 2012, at our annual meeting of the shareholders for the fiscal year ended March 31, 2012, the shareholders approved the APA, and the Project Finance Transaction. Such information was reported in a Form 8-K as filed with the SEC on December 31, 2012.

However, as of April 12, 2013, the holders of the membership interests of PWCO, which includes the Company, Cancen Private Co., Bridgewell Worldwide Limited (“Bridgewell”), Keith Morlock (“Morlock”) and Robert Glaser (“Glaser”)(collectively the “Parties”), have agreed to rescind the APA, and make null and void any and all documentation associated with the Project Finance Transaction (such documentation shall be referred to herein as the “JV Documentation”).

However, to return the Parties to their original position after the rescission, the following steps are in the process of being effected, first, all of the assets and liabilities of ProWater that were transferred to PWCO pursuant to the APA shall be returned in full to ProWater, second, PWCO shall be wound up and dissolved and all membership interests of PWCO shall be cancelled, and lastly, the Company shall assume the $2,000,000 loan from Bridgewell, as an Amended and Restated Revolving Note Agreement as attached hereto as Exhibit 10.

The material terms of the Amended and Restated Revolving Note Agreement includes the following; a) the principal amount shall be increased to $2,300,000, plus 5% interest; b) the personal guarantees of Morlock and Glaser shall be terminated, and in exchange, the ProWater shall grant a first priority security interest to Bridgewell in the Cartwright Well ; and lastly c) upon the mutual consent of the Company and Bridgewell, any outstanding principal and interest may be converted at any time, into common stock of the Company.

However, at this time, to fund the further development of the Projects, we have to raise additional capital through debt and/or equity transactions, renegotiate current convertible debt obligations, reduce certain overhead costs through the deferral of salaries and other means, and settle liabilities through negotiation.

Item 3.02     Unregistered Sales of Equity Securities.

As of April 12, 2013, Horst Geicke notified the Company that he was converting his Convertible Secured Promissory Note, dated July 7, 2010, and amendment thereto dated July 14, 2011 (collectively the “Note”), with the Company, due to lack of timely payments, into shares of the Company’s common stock. However, instead of converting the outstanding principal and accrued interest according to the terms of the Note, the $1,304,666 of principal, and $28,951 of accrued interest, owed to him, is to be converted into 10,258,592 shares of restricted common stock of the Company, valued at $0.13 per share, which is the rate per share of the price per share in our current private offering of securities as noted below. Such shares of common stock shall be exempt from registration under Regulation S and Section 4(2) of the Securities Act of 1933, as amended (the “Act”). However, as of the date of this filing, the aforementioned shares have not been issued.

On April 16, 2013, we entered into a convertible revolving loan agreement with an accredited investor for $600,000 with 8% interest rate. However, on the same date thereof, such accredited investor desired to convert the note immediately into common stock of the Company at $0.13 per share. Therefore, we are obligated to issue 4,615,385 shares of restricted common stock for the $600,000 USD. Such shares of common stock shall be exempt from registration under Regulation S and Section 4(2) of the Act. However, as of the date of this filing, the aforementioned shares have not been issued. The use of the proceeds from the aforementioned transaction are planned to be used to fund our development, expansion and operational plans as discussed in Item 2 of Part 1 of the Quarterly Report as filed with the SEC on February 19, 2013.

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, Cynthia Glaser agreed to tender her resignation as CFO and Principal Accounting Officer of the Company and will pursue other business opportunities and endeavors. As of April 12, 2012, Ms. Glaser and the Company entered into a confidential settlement agreement and mutual release in which the parties have agreed, along with other terms, conditions and covenants, to terminate all obligations under the Employment Agreement entered into by and between the Company and Ms. Glaser on November 1, 2010. As partial consideration for entry into the confidential settlement agreement and mutual release, Ms. Glaser shall be paid a total severance salary of $18,000, to be paid out bi-weekly for three months thereafter.

On April 19, 2012, Robert Glaser agreed to tender his resignation as CEO, and as a member of the Board of Directors of the Company, also to pursue other business opportunities and endeavors. On April 16, 2013, Mr. Glaser and the Company entered into a confidential settlement agreement and mutual release in which the parties have agreed, along with other terms, conditions and covenants, to terminate all obligations under the employment agreement entered into on November 2, 2010, and an amendment thereto on April 19, 2011, by and between Mr. Glaser and the Company. Mr. Glaser, as partial consideration for the confidential settlement agreement and mutual release, shall be paid a total severance salary of $45,000, to be paid bi-weekly for three months thereafter.

To fill Ms. Glaser’s vacancy, the Board has appointed Allen Viernes, 27 years of age, of AVV & Associates to act as the interim Chief Financial and Accounting Officer of the Corporation until his resignation, or until his successor is elected or appointed in his place. For Mr. Viernes services, we shall pay him a monthly fee of $10,000 per month. Mr. Viernes has been a California Certified Public Accountant since 2008. His business background and practice has focused on accounting, SEC matters, bankruptcy reporting, and claims analysis and financial modeling. Mr. Viernes served as an auditor with McKennon Wilson & Morgan, a public accounting firm, from 2006 to 2009 focusing on audits of private and publicly-held companies. He graduated with a Bachelor of Administration with a concentration in accounting in 2006 from DeVry University, and earned his Masters of Business Administration from the Keller Graduate School of Management in 2008.

To fill Mr. Glaser’s vacancies, the Board has asked Mr. Keith Morlock to return to the Company as a member of the board of directors, and chairman of the board, and to act as the interim CEO for the stability of the operations and management of the Corporation during this transition. Mr. Morlock has accepted the offer of the directorship, and the offer to act as the interim CEO, until his resignation, or until his successor is elected or appointed. As of April 18, 2013, the board of directors has authorized the continuation of Mr. Morlock’s severance salary for the month of April, thereafter he will receive a monthly salary of $20,000 per month. In addition, the board has offered Mr. Morlock a bonus of $4,500, which was the bonus he would have received under the previous employment contract with the Company, however Mr. Morlock has declined to take such bonus due to the Company’s current financial situation. The board is pleased that Mr. Morlock has accepted the directorship, and position as chairman of the board and interim CEO, due to his long standing service to the Corporation, his experience and know-how in the oil and gas industry as previously disclosed in our Form 10-K filed with the SEC on March 31, 2012, and his proven track record of success.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10	Amendment No. 1 to the Asset Purchase Agreement and the Asset Purchase Agreement (a)

(a)	Incorporated by reference to Appendix A to Sustainable Environmental Technology Corporation’s Definitive Proxy Statement, filed on November 16, 2012 (File No. 000-25488).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/ Keith Morlock
Keith Morlock, Chief Executive Officer

Dated: April 22, 2013

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